UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2015

ZIVO BIOSCIENCE, INC.
(f/k/a Health Enhancement Products, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan 48320
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation

 under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On April 28, 2015, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of April 28, 2015: (i) Fifth Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $8,500,000 to the Registrant, subject to certain conditions, and (ii) a Sixth Amended and Restated Senior Secured Convertible Promissory Note.  The Fifth Amendment to Loan Agreement amends and restates the Fourth Amendment to Loan Agreement, which was entered into with HEP Investments on December 24, 2014 (effective December 1, 2014) and disclosed in the Registrant’s Form 8-K Current Report filed on December 29, 2014.

As of April 6, 2015, the Lender had advanced the Registrant $5,807,200.  As disclosed in the Form 10-K for the year ended December 31, 2014, filed on April 6, 2015 HEP Investments has advanced these monies under the following terms:

A.

$472,200 to be convertible into the Registrant’s restricted common stock at $.10 per share, with interest at the rate of 11% per annum.

B.

$2,660,000 to be convertible into the Registrant’s restricted common stock at $.12 per share, with interest at the rate of 11% per annum.

C.

$1,285,000 to be convertible into the Registrant’s restricted common stock at $.15 per share, with interest at the rate of 11% per annum.

D.

$640,000 to be convertible into the Registrant’s restricted common stock at $.22 per share, with interest at the rate of 11% per annum.

E.

$750,000 to be convertible into the Registrant’s restricted common stock at $.30 per share, with interest at the rate of 11% per annum.

From April 7, 2015 to April 28, 2015, under the terms of the Amended Loan Agreement, the Lender had advanced the Registrant an additional $192,800 (convertible at $.10 per share), for a total of $6,000,000.

Based on the above, the total shares of common stock, if the Lender converted the complete $6,000,000 convertible debt, would be 42,792,424 shares, not including any interest due which may be converted into common stock.  Interest due as of April 28, 2015 was $1,072,640, which would be convertible into 7,774,165 shares at the stated conversion rate.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay the following fees in connection with the Loan transaction (when the final $2,500,000 in funding is achieved): (i) a $225,000 closing fee, consisting of $135,000 in cash, and $90,000 paid in shares of common stock, which will be accomplished by the issuance of common stock valued at various amounts based on the timing of the funding and the related stock price.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan.  These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.33	Fifth Amendment to Loan Agreement with HEP Investments, LLC dated April 28, 2015
10.34	Sixth Amended and Restated Senior Secured Convertible Promissory Note HEP Investments, LLC dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  April 30, 2015

By: /s/ PHILIP M. RICE, II

Philip M. Rice, II

Chief Financial Officer